Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q4’16 RESULTS AND ANNOUNCES 10% INCREASE IN DIVIDEND

Phoenix, AZ – February 2, 2017 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended December 31, 2016. Total revenues were $130.4 million and rental revenues were $124.2 million, as compared to $134.5 million and $126.5 million, respectively, for the same period last year.

Rental revenues for the portable storage and specialty containment businesses for the current quarter were $101.6 million and $22.5 million, respectively.

The Company recorded net income of $19.5 million, or $0.44 per diluted share, in the fourth quarter of 2016, as compared to net income of $9.5 million, or $0.21 per diluted share, for the fourth quarter of 2015. On an adjusted basis, fourth quarter net income was $21.2 million, or $0.48 per diluted share, compared to adjusted net income of $18.4 million, or $0.41 per diluted share, for the fourth quarter of 2015. Adjusted EBITDA was $54.2 million and adjusted EBITDA margin was 41.2% for the fourth quarter of 2016, up 30 basis points from the adjusted EBITDA margin in the fourth quarter of 2015.

Dividend

The Company’s Board of Directors increased the Company’s quarterly cash dividend, beginning in the first quarter of 2017, to 22.7 cents per share, a 10% increase as compared to the fourth quarter 2016 cash dividend. The dividend will be paid on March 15, 2017 to shareholders of record on March 1, 2017.

Fourth Quarter 2016 Highlights

•	Drove a 2.1% increase in North America portable storage quarterly core activations, which contributed to an all-time high for total portable storage units on rent during the quarter ended December 31, 2016.

•	Delivered the highest level of seasonal units on rent in company history.

•	Raised portable storage rental rates by 2.9% year-over-year and 1.6% over the third quarter of 2016; rates on new rentals were up 2.1% year-over-year.

•	Increased portable storage rental revenues 3.3% year-over-year on a constant currency basis. Not adjusting for unfavorable currency fluctuations, portable storage rental revenues decreased 0.5%.

•	Maintained steady downstream specialty containment rental revenues year-over-year.

•	Achieved adjusted EBITDA of $54.2 million, with an adjusted EBITDA margin of 41.2%.

•	Drove portable storage unit utilization to an average of 75.2% during the quarter, up 120 basis points from the prior-year period.

•	Generated net cash from operating activities of $40.2 million and strong free cash flow of $27.7 million, marking our 36th consecutive quarter of positive free cash flow.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “We continued to drive portable storage pricing, with a solid 2.9% increase this quarter compared to the prior-year period, marking the sixteenth consecutive quarter of price increases, resulting in total year-over-year rental revenue growth of 3.3% in the fourth quarter of 2016. North American core activations increased 2.1% over the prior-year period, demonstrating that we are gaining traction in the overall development and success of our salesforce. The development of our Inside Sales Representatives through revised hiring processes, incremental sales management and focused training remains an immediate priority and I am pleased to say that we saw stabilization of turnover during the quarter.”

Mr. Olsson continued, “In our specialty containment business, downstream rental revenues remained healthy at levels similar to the prior year. However, challenges resulting largely from weak commodity prices continued to negatively affect our remaining specialty containment lines. We are well situated to benefit in 2017 from organic growth in the downstream business at existing branches, as well as through the utilization of the existing portable storage footprint to support geographic growth. We enter 2017 in a position of strength and poised to capitalize on our robust infrastructure and strengthened salesforce, which we expect to result in free cash flow growth in 2017.”

Conference Call

Mobile Mini will host a conference call today, Thursday, February 2, 2017 at noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 211,300 portable storage containers and office units. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also a leading provider of specialty containment solutions in the U.S., with a rental fleet of approximately 12,100 units. Mobile Mini’s network is comprised of 158 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to continue to be strongly positioned in both the portable storage and specialty containment markets, including our ability to increase portable storage pricing, execute our salesforce model and development strategy, continue to increase our ISR headcount and drive topline growth, grow our downstream business at existing branches and through the utilization of our existing portable storage footprint, capitalize on our infrastructure and salesforce, and grow our free cash flow in 2017, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(602) 308-3879
www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentage and per share data)

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$124,170	$—	$124,170	$126,540	$—	$126,540
Sales	6,656	—	6,656	7,188	—	7,188
Other	(439)	1,146	707	789	(77)	712

Total revenues	130,387	1,146	131,533	134,517	(77)	134,440

Costs and expenses:
Rental, selling and general expenses	74,498	(807)	73,691	78,443	(705)	77,738
Cost of sales	4,285	—	4,285	4,772	—	4,772
Restructuring expenses	800	(800)	—	16,025	(16,025)	—
Depreciation and amortization	16,104	—	16,104	15,269	—	15,269

Total costs and expenses	95,687	(1,607)	94,080	114,509	(16,730)	97,779

Income from operations	34,700	2,753	37,453	20,008	16,653	36,661

Other expense:
Interest income	2	—	2	—	—	—
Interest expense	(8,193)	—	(8,193)	(8,914)	—	(8,914)
Deferred financing costs write-off	—	—	—	(931)	931	—
Foreign currency exchange	(9)	—	(9)	—	—	—

Income before income tax provision	26,500	2,753	29,253	10,163	17,584	27,747

Income tax provision	7,031	1,040	8,071	658	8,652	9,310

Net income	$19,469	$1,713	$21,182	$9,505	$8,932	$18,437

EBITDA/Adjusted EBITDA	$50,797		$54,154	$35,277		$54,924
EBITDA/Adjusted EBITDA as a percentage of total revenues	39.0%		41.2%	26.2%		40.9%

Earnings per share:
Basic	$0.44		$0.48	$0.21		$0.42
Diluted	0.44		0.48	0.21		0.41

Weighted average number of common and common share equivalents outstanding:
Basic	44,073		44,073	44,383		44,383
Diluted	44,269		44,269	44,762		44,762

(1)	Adjusted column for the three months ended December 31, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended December 31, 2016 include the following, along with the related tax effects:

•	Increase of other revenue by $1.1 million to exclude reversed revenue related to a sales tax remittance.

•	Reduction of $0.3 million in rental, selling and general expenses to exclude fees and penalties associated with the sales tax remittance.

•	Reduction of $0.1 million in rental, selling and general expenses for acquisition-related expenses.

•	Reduction of $0.5 million in rental, selling and general expenses to exclude costs related to severance in conjunction with the departure of an executive.

•	Exclusion of costs of $0.8 million related to the restructuring of our business operations.

(2)	Adjusted column for the three months ended December 31, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended December, 2015 include the following, along with the related tax effects:

•	Reduction of other revenue by $0.1 million to exclude transition services revenue associated with the divestiture of our North American wood mobile office business in May 2015.

•	Reduction of $0.4 million in rental, selling and general expenses to exclude operating expenses associated with the provision of transition services for our North American wood mobile office business, including expenses related to wood mobile offices on our leased properties.

•	Reduction of $0.3 million in rental, selling and general expenses for acquisition-related expenses.

•	Exclusion of costs of $16.0 million related to the restructuring of our business operations.

•	Exclusion of write-off of deferred financing costs related to our prior ABL Credit Agreement upon entering into our Amended and Restated ABL Credit Agreement in December 2015.

•	Exclusion of $1.9 million in net tax benefit resulting from adjustments to our existing net deferred income tax liabilities in the U.K. upon the fourth quarter 2015 enactment of a future statutory rate reduction.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, except as indicated)

(in thousands, except percentage and per share data)

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
				(audited)
Revenues:
Rental	$480,083	$—	$480,083	$494,715	$—	$494,715
Sales	26,499	—	26,499	29,953	—	29,953
Other	2,040	(219)	1,821	6,109	(4,173)	1,936

Total revenues	508,622	(219)	508,403	530,777	(4,173)	526,604

Costs and expenses:
Rental, selling and general expenses	309,294	(807)	308,487	326,252	(7,879)	318,373
Cost of sales	16,471	—	16,471	19,671	—	19,671
Restructuring expenses	6,020	(6,020)	—	20,798	(20,798)	—
Asset impairment charge and loss on divestiture, net	—	—	—	66,128	(66,128)	—
Depreciation and amortization	63,734	—	63,734	60,344	—	60,344

Total costs and expenses	395,519	(6,827)	388,692	493,193	(94,805)	398,388

Income from operations	113,103	6,608	119,711	37,584	90,632	128,216

Other expense:
Interest income	2	—	2	1	—	1
Interest expense	(32,726)	—	(32,726)	(35,900)	—	(35,900)
Debt extinguishment expense	(9,192)	9,192	—	—	—	—
Deferred financing costs write-off	(2,271)	2,271	—	(931)	931	—
Foreign currency exchange	(18)	—	(18)	(2)	—	(2)

Income before income tax provision	68,898	18,071	86,969	752	91,563	92,315

Income tax provision (benefit)	21,650	6,932	28,582	(4,822)	37,093	32,271

Net income	$47,248	$11,139	$58,387	$5,574	$54,470	$60,044

EBITDA/Adjusted EBITDA	$176,821		$190,376	$97,927		$200,836
EBITDA/Adjusted EBITDA as a percentage of total revenues	34.8%		37.4%	18.4%		38.1%

Earnings (loss) per share:
Basic	$1.07		$1.32	$0.12		$1.34
Diluted	1.06		1.32	0.12		1.32

Weighted average number of common and common share equivalents outstanding:
Basic	44,145		44,145	44,953		44,953
Diluted	44,390		44,390	45,460		45,460

(1)	Adjusted columns for the year ended December 31, 2016 and 2015 exclude certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and additional information regarding these adjustments following in this earnings release.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2016	2015
As of December 31:
Stand-alone portable storage locations	125	133
Stand-alone specialty containment locations	19	19
Combined portable storage and specialty containment locations	14	7
Portable storage rental fleet units	211,300	205,200
Specialty containment rental fleet units	12,100	11,700

Average Unit Utilization:
Portable storage - three months ended December 31	75.2%	74.0%
Portable storage - year ended December 31	70.6%	69.4%
Specialty containment - three months ended December 31	60.5%	64.4%
Specialty containment - year ended December 31	61.8%	68.0%

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total
Revenues:
Rental	$101,637	$22,533	$124,170	$102,196	$24,344	$126,540
Sales	5,842	814	6,656	5,495	1,693	7,188
Other	737	(30)	707	693	19	712

Total revenues	108,216	23,317	131,533	108,384	26,056	134,440

Costs and expenses:
Rental, selling and general expenses	56,937	16,754	73,691	62,505	15,233	77,738
Cost of sales	3,751	534	4,285	3,604	1,168	4,772
Depreciation and amortization	9,293	6,811	16,104	8,786	6,483	15,269

Total costs and expenses	69,981	24,099	94,080	74,895	22,884	97,779

Income from operations	$38,235	$(782)	$37,453	$33,489	$3,172	$36,661

Adjusted EBITDA	$48,081	$6,073	$54,154	$45,217	$9,707	$54,924
Adjusted EBITDA Margin	44.4%	26.0%	41.2%	41.7%	37.3%	40.9%

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total
Revenues:
Rental	$387,145	$92,938	$480,083	$395,091	$99,624	$494,715
Sales	21,576	4,923	26,499	22,387	7,566	29,953
Other	1,621	200	1,821	1,864	72	1,936

Total revenues	410,342	98,061	508,403	419,342	107,262	526,604

Costs and expenses:
Rental, selling and general expenses	244,729	63,758	308,487	255,914	62,459	318,373
Cost of sales	13,319	3,152	16,471	14,580	5,091	19,671
Depreciation and amortization	35,509	28,225	63,734	34,828	25,516	60,344

Total costs and expenses	293,557	95,135	388,692	305,322	93,066	398,388

Income from operations	$116,785	$2,926	$119,711	$114,020	$14,196	$128,216

Adjusted EBITDA	$158,981	$31,395	$190,376	$160,686	$40,150	$200,836
Adjusted EBITDA Margin	38.7%	32.0%	37.4%	38.3%	37.4%	38.1%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
	2016	2015
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$4,137	$1,613
Receivables, net	99,175	80,191
Inventories	15,412	15,596
Rental fleet, net	950,065	951,323
Property, plant and equipment, net	149,197	131,687
Other assets	14,930	16,766
Intangibles, net	68,420	73,212
Goodwill	703,558	706,387

Total assets	$2,004,894	$1,976,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$27,388	$29,086
Accrued liabilities	64,126	59,024
Lines of credit	641,160	667,708
Obligations under capital leases	50,704	38,274
Senior Notes, net	245,212	197,553
Deferred income taxes	240,690	219,601

Total liabilities	1,269,280	1,211,246

Stockholders’ equity:
Common stock	493	491
Additional paid-in capital	592,071	584,447
Retained earnings	362,896	352,262
Accumulated other comprehensive loss	(81,047)	(44,162)
Treasury stock	(138,799)	(127,509)

Total stockholders’ equity	735,614	765,529

Total liabilities and stockholders’ equity	$2,004,894	$1,976,775

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2016	2015
	(unaudited)	(audited)
Cash flows from operating activities:
Net income	$47,248	$5,574
Adjustments to reconcile net income to net cash provided by operating activities:
Debt extinguishment expense	9,192	—
Deferred financing costs write-off	2,271	931
Asset impairment charge and loss on divestiture, net	—	66,128
Non-cash restructuring expense, excluding share-based compensation	—	12,411
Provision for doubtful accounts	6,162	3,705
Amortization of deferred financing costs	1,976	3,131
Amortization of long-term liabilities	116	101
Share-based compensation expense	7,399	13,827
Depreciation and amortization	63,734	60,344
Gain on sale of rental fleet	(5,472)	(6,402)
Loss on disposal of property, plant and equipment	1,285	2,188
Deferred income taxes	21,634	(5,629)
Tax shortfall on equity award transactions	(242)	(166)
Foreign currency transaction loss	18	2
Changes in certain assets and liabilities, net of effect of businesses acquired	(19,077)	(3,331)

Net cash provided by operating activities	136,244	152,814

Cash flows from investing activities:
Proceeds from wood mobile office divestiture, net	—	83,280
Cash paid for businesses acquired, net of cash acquired	(16,565)	(18,525)
Additions to rental fleet, excluding acquisitions	(57,372)	(74,732)
Proceeds from sale of rental fleet	13,679	16,865
Additions to property, plant and equipment, excluding acquisitions	(30,659)	(31,163)
Proceeds from sale of property, plant and equipment	2,764	9,860

Net cash used in investing activities	(88,153)	(14,415)

Cash flows from financing activities:
Net repayments under lines of credit	(26,548)	(37,810)
Proceeds from issuance of 5.875% senior notes due 2024	250,000	—
Redemption of 7.875% senior notes due 2020	(200,000)	—
Debt extinguishment expense	(9,192)	—
Deferred financing costs	(5,369)	(4,683)
Principal payments on capital lease obligations	(6,520)	(4,253)
Issuance of common stock	468	1,703
Dividend payments	(36,402)	(33,700)
Purchase of treasury stock	(11,290)	(61,833)

Net cash used in financing activities	(44,853)	(140,576)

Effect of exchange rate changes on cash	(714)	51

Net change in cash	2,524	(2,126)

Cash and cash equivalents at beginning of period	1,613	3,739

Cash and cash equivalents at end of period	$4,137	$1,613

Equipment and other acquired through capital lease obligations	$18,951	$17,638
Capital expenditures accrued or payable	3,230	4,210

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted Income Reconciliations (1)

For the Year Ended December 31, 2016

(Unaudited)

(In thousands, except per share data)

	Statement of Operations As Reported	Restructuring Expense (2)	Acquisition- Related Expenses (3)	Sales-tax Refund & Remittance (4)	Executive Severance (5)	Debt Expense and Deferred Costs Write-Off (6)	Statement of Operations Adjusted
Revenues:
Rental	$480,083	$—	$—	$—	$—	$—	$480,083
Sales	26,499	—	—	—	—	—	26,499
Other	2,040	—	—	(219)	—	—	1,821

Total revenues	508,622	—	—	(219)	—	—	508,403

Costs and expenses:
Rental, selling and general expenses	309,294	—	(100)	(253)	(454)	—	308,487
Cost of sales	16,471	—	—	—	—	—	16,471
Restructuring expenses	6,020	(6,020)	—	—	—	—	—
Depreciation and amortization	63,734	—	—	—	—	—	63,734

Total costs and expenses	395,519	(6,020)	(100)	(253)	(454)	—	388,692

Income from operations	113,103	6,020	100	34	454	—	119,711

Other expense:
Interest income	2	—	—	—	—	—	2
Interest expense	(32,726)	—	—	—	—	—	(32,726)
Debt extinguishment expense	(9,192)	—	—	—	—	9,192	—
Deferred financing costs write-off	(2,271)	—	—	—	—	2,271	—
Foreign currency exchange	(18)	—	—	—	—	—	(18)

Income before income tax provision	68,898	6,020	100	34	454	11,463	86,969

Income tax provision	21,650	2,313	17	14	175	4,413	28,582

Net income	$47,248	$3,707	$83	$20	$279	$7,050	$58,387

Diluted shares outstanding	44,390						44,390
Earnings per share	$1.06						$1.32

(1)	Adjusted column for the year ended December 31, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation.
(2)	Exclusion of costs of $6.0 million related to the restructuring of our business operations.
(3)	Reduction of $0.1 million in rental, selling and general expenses for acquisition-related expenses.
(4)	Reduction of other revenue by $1.4 million to exclude revenue associated with a sales tax refund, net of a $1.1 million increase to other revenue to exclude reversed revenue related to a sales tax remittance, and reduction of $0.3 million in rental, selling and general expenses to exclude fees and penalties associated with the sales tax remittance.
(5)	Reduction of $0.5 million in rental, selling and general expenses to exclude costs related to severance in conjunction with the departure of an executive.
(6)	Exclusion of $9.2 million of debt extinguishment costs to redeem $200 million aggregate principal amount of our outstanding 7.875% senior notes due December 2020 (the “2020 Senior Notes”) and exclusion of $2.3 million of deferred financing costs that were written off in conjunction with the redemption of the 2020 Notes.

Mobile Mini, Inc.

Adjusted Income Reconciliations (1)

For the Year Ended December 31, 2015

(Unaudited)

(In thousands, except per share data)

	Statement of Operations As Reported	Restructuring Expense (2)	Acquisition- Related Expenses (3)	Loss on Impairment and Divestiture and Transition Services (4)	Sales Tax Refund and Unclaimed Property Settlement (5)	Deferred financing Costs Write-Off (6)	U.K. Enacted Tax Rate Change (7)	Statement of Operations Adjusted
Revenues:
Rental	$494,715	$—	$—	$—	$—	$—	$—	$494,715
Sales	29,953	—	—	—	—	—	—	29,953
Other	6,109	—	—	(2,997)	(1,176)	—	—	1,936

Total revenues	530,777	—	—	(2,997)	(1,176)	—	—	526,604

Costs and expenses:
Rental, selling and general expenses	326,252	—	(2,650)	(4,357)	(872)	—	—	318,373
Cost of sales	19,671	—	—	—	—	—	—	19,671
Restructuring expenses	20,798	(20,798)	—	—	—	—	—	—
Asset impairment charge and loss on divestiture, net	66,128	—	—	(66,128)	—	—	—	—
Depreciation and amortization	60,344	—	—	—	—	—	—	60,344

Total costs and expenses	493,193	(20,798)	(2,650)	(70,485)	(872)	—	—	398,388

Income from operations	37,584	20,798	2,650	67,488	(304)	—	—	128,216

Other expense:
Interest income	1	—	—	—	—	—	—	1
Interest expense	(35,900)	—	—	—	—	—	—	(35,900)
Deferred financing costs write-off	(931)	—	—	—	—	931	—	—
Foreign currency exchange	(2)	—	—	—	—	—	—	(2)

Income before income tax provision	752	20,798	2,650	67,488	(304)	931	—	92,315

Income tax provision	(4,822)	7,967	1,016	25,983	(117)	358	1,886	32,271

Net income	$5,574	$12,831	$1,634	$41,505	$(187)	$573	$(1,886)	$60,044

Diluted shares outstanding	45,460							45,460

Earnings per share	$0.12							$1.32

(1)	Adjusted column for the year ended December 31, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation.
(2)	Exclusion of costs of $20.8 million related to the restructuring of our business operations, primarily the integration and geographic expansion of ETS into the existing Mobile Mini infrastructure.
(3)	Reduction of $2.7 million in rental, selling and general expenses for acquisition-related expenses.
(4)	Exclusion of asset impairment and loss on divestiture associated with the divestiture of our North American wood mobile office business. The $3.0 million of other revenue and $4.4 million of rental, selling and general expenses relate to the provision of short-term transition services, including housing wood mobile office units on our leased properties.
(5)	Reduction of other revenue by $1.2 million to exclude revenue associated with a sales tax refund, and reduction of $0.9 million rental, selling and general expenses to exclude costs associated with the settlement of an unclaimed property liability with the state of Delaware.
(6)	Exclusion of the write-off of existing deferred financing costs related to our prior ABL credit Agreement upon entering into our Amended and Restated ABL Credit Agreement in December 2015.
(7)	Exclusion of the net tax benefit resulting from adjustments to our existing net deferred income tax liabilities in the U.K. upon the fourth quarter 2015 enactment of a future statutory rate reduction.

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands, except percentage data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$19,469	$9,505	$47,248	$5,574
Interest expense	8,193	8,914	32,726	35,900
Income tax provision (benefit)	7,031	658	21,650	(4,822)
Depreciation and amortization	16,104	15,269	63,734	60,344
Debt extinguishment expense	—	—	9,192	—
Deferred financing costs write-off	—	931	2,271	931

EBITDA	50,797	35,277	176,821	97,927
Share-based compensation expense	604	2,994	6,947	12,277
Restructuring expenses	800	16,025	6,020	20,798
Acquisition-related expenses	100	257	100	2,650
Impairment and divestiture-related revenues and expenses, net	—	333	—	67,488
Sales tax refund and remittance, net	1,146	—	(219)	(1,176)
Other	707	38	707	872

Adjusted EBITDA	$54,154	$54,924	$190,376	$200,836

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$40,223	$39,093	$136,244	$152,814
Interest paid	3,666	11,950	21,546	32,372
Income and franchise taxes paid	392	1,661	1,772	4,935
Share-based compensation expense, including restructuring expense	(878)	(2,994)	(7,399)	(13,827)
Asset impairment charge and loss on divestiture, net	—	—	—	(66,128)
Non-cash restructuring expense		(12,411)		(12,411)
Gain on sale of rental fleet	1,244	1,206	5,472	6,402
Loss on disposal of property, plant and equipment	(196)	(153)	(1,285)	(2,188)
Changes in other assets and liabilities, net of effect of businesses acquired	6,346	(3,075)	20,471	(4,042)

EBITDA	$50,797	$35,277	$176,821	$97,927

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$40,223	$39,093	$136,244	$152,814

Additions to rental fleet, excluding acquisitions	(10,892)	(21,192)	(57,372)	(74,732)
Proceeds from sale of rental fleet	2,909	3,565	13,679	16,865
Additions to property, plant and equipment, excluding acquisitions	(4,909)	(13,245)	(30,659)	(31,163)
Proceeds from sale of property, plant and equipment	395	7,413	2,764	9,860

Net capital expenditures, excluding acquisitions	(12,497)	(23,459)	(71,588)	(79,170)

Free cash flow	$27,726	$15,634	$64,656	$73,644

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our total rental revenues, and our portable storage rental revenues, for the three months ended December 31, 2016 were $4.0 million higher than when calculated in accordance with GAAP.